UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP of Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Monday, October 28, 2024

UFP Industries Announces Third Quarter Results

GRAND RAPIDS, Mich., Monday, October 28, 2024 – UFP Industries, Inc. (Nasdaq: UFPI) today announced third quarter 2024 results including net sales of $1.65 billion, net earnings attributable to controlling interest of $100 million, and earnings per diluted share of $1.64.

“Our third quarter results were impacted by softer demand and broad-based pricing pressure which reduced our revenue and profit margins. We are managing through these ongoing challenges by operating more efficiently, aligning our overhead with lower demand levels and eliminating unnecessary costs. I am confident our teammates will respond appropriately to the changing economy while enhancing the pursuit of our strategic priorities. While we expect conditions to remain challenging as we move into 2025, we are well positioned to capitalize on opportunities when markets recover and remain on track to achieve our longer-term profitability targets,” said Chairman and CEO Matthew J. Missad.

“When the economy slows, it also creates opportunities to obtain more appropriate pricing on strategic acquisitions; invest in new products, automation and technology; and pursue organic expansion. We plan to leverage our strong balance sheet and free cash flow generation to pursue growth initiatives that drive ROI and expand our market share, while pursuing share buybacks when our stock is at an attractive level.”

“Finally, I want to give special thanks to our teammates in the southeastern U.S. for their dedication and perseverance after the recent hurricanes. Despite their own storm-related personal challenges, they worked long hours to make sure our customers were taken care of. They embody the UFP culture by also caring for their neighbors and communities and helping the UFPI Foundation identify charities to support in the hardest-hit communities where we operate. I am proud to be on their team.”

UFP Industries, Inc.

Third Quarter 2024 Highlights (comparisons on a year-over-year basis except where noted):

●	Net sales of $1.65 billion decreased 10 percent due to a 3 percent decrease in organic unit sales and a 7 percent decrease in selling prices. The price of Southern Yellow Pine (SYP), which comprises approximately two-thirds of our lumber purchases, decreased 21 percent and contributed to the decrease in our selling prices.
●	New product sales of $119 million were 7.2 percent of total sales compared to 7.6 percent in the third quarter of 2023. Many products that were considered new products in 2023 were sunset and not included in 2024 totals. In 2024, we also increased the margin threshold for new products, resulting in certain product lines no longer meeting our growth and margin requirements for the purpose of being categorized as new products.
●	Net earnings attributable to controlling interests of $100 million represents a 26 percent decrease from last year.
●	Adjusted EBITDA[1] of $165 million represents a decrease of 21 percent while adjusted EBITDA margin1 declined 140 basis points to 10.0 percent.

Capital Allocation

UFP Industries maintains a strong balance sheet with $1.19 billion in cash as of September 28, 2024, compared to $957 million in cash at the end of the third quarter of 2023. The company had approximately $2.4 billion of liquidity as of September 28, 2024. The company’s return-focused approach to capital allocation includes the following:

-	Acquisitions and Organic Growth. The company continues to pursue strategic acquisitions and will invest in organic growth opportunities when acquisition targets are not available at valuations that will allow us to meet or exceed targeted return rates. The company has targeted approximately $1 billion in capital investments over the next five years, including capital investments in 2024 of up to $300 million for automation, technology upgrades, geographic expansion and increased capacity at existing facilities, specifically for its Deckorators, Site Built, structural and protective packaging, and machine-built pallet businesses. Approximately $295 million in capital projects have been approved in 2024 and another $55 million are pending approval.
-	Dividend payments. On October 23, 2024, the UFP Industries Board of Directors approved a quarterly dividend payment of $0.33 per share, a 10 percent increase over the quarterly dividend of $0.30 per share paid in December 2023. The dividend is payable on December 16, 2024, to shareholders of record on December 2, 2024.
-	Share repurchases. On July 24, 2024, the UFP Industries Board of Directors authorized the company to repurchase up to $200 million of shares through July 31, 2025. No shares have been repurchased under this new authorization.

By business segment, the company reported the following third quarter 2024 results:

1 Represents a non-GAAP measurement; see the reconciliation of non-GAAP financial measures and related explanations below.

UFP Industries, Inc.

UFP Retail Solutions

Net sales of $636 million, down 13 percent compared to the third quarter of 2023, attributable to a 4 percent decline in organic unit sales, a 7 percent decline in selling prices, and a 2 percent decline due to the transfer of certain product sales to the Packaging and Construction segments. Organic unit sales decreased 5 percent for ProWood, 4 percent for UFP-Edge, and 3 percent for Deckorators. Overall, unit sales decreased 3 percent with big box customers, reflective of ongoing softening in repair and remodel activity. Independent dealer sales decreased 8 percent, a decline that more closely correlates to housing starts. Gross profit of $93 million decreased 11 percent.

UFP Packaging

Net sales of $402 million were down 11 percent compared to the third quarter of 2023, due to a 5 percent decline in organic unit sales and an 8 percent decrease in selling prices, partially offset by a 2 percent increase from the transfer of certain product sales from the Retail segment. A 10 percent decline in organic unit sales for Structural Packaging, attributable to weaker demand, drove results in the quarter and were partially offset by a 2 percent increase in organic unit sales for PalletOne and a 4 percent increase in organic unit sales for Protective Packaging, both due to market share gains. Gross profit for the Packaging segment decreased 24 percent to $71 million due to competitive price pressure and lower sales volumes.

UFP Construction

Net sales of $535 million decreased 8 percent compared to the third quarter of 2023, attributable to a 2 percent decrease in organic unit sales and a 7 percent decrease in selling prices, partially offset by a 1 percent increase from the transfer of certain product sales from the Retail segment. Organic unit sales increased 11 percent in Factory Built due to an increase in industry production and market share gains. Organic unit sales for Site Built, Concrete Forming and Commercial decreased 8 percent, 7 percent and 6 percent, respectively, primarily due to weaker demand. Gross profit for the Construction segment decreased 23 percent to $112 million, primarily due to a drop in volume and fixed manufacturing costs, as well as a more competitive pricing environment.

Short-Term Outlook

Lumber Market: We continue to anticipate lumber prices will remain at lower levels in 2024 based on current supply and demand dynamics. Recent industry production curtailments combined with new demand from rebuilding after storm damage may better align supply and demand in 2025.

End Market Demand: Our outlook for the fourth quarter remains unchanged for our Retail and Packaging segments. While we continue to anticipate demand will decrease in Retail by mid-single digits and decrease in Packaging by mid- to high-single digits, we now anticipate a decrease in demand for Construction by low-single digits, with continued strength in our Factory Built business offsetting weaker demand in our other Construction business units. We anticipate the softer demand and competitive pricing environment to continue through the remainder of 2024 and into 2025, resulting in more challenging year-over-year unit sales and profitability comparisons, partially offset by market share gains in each of our segments.

UFP Industries, Inc.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss its outlook and information included in this news release at 8:30 a.m. ET on Tuesday, October 29, 2024. The call will be hosted by Chairman and CEO Matthew J. Missad and CFO Michael Cole and will be available simultaneously and in its entirety to all interested investors and news media through a webcast at https://www.ufpinvestor.com/news-filings-reports#events---presentations. A replay of the call will be available through the website.

UFP Industries, Inc.

UFP Industries, Inc. is a holding company whose operating subsidiaries – UFP Packaging, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #493 on the Fortune 500 and #128 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management uses Adjusted EBITDA, a non-GAAP financial measure, in order to evaluate historical and ongoing operations. Management believes that this non-GAAP financial measure is useful in order to enable investors to perform meaningful comparisons of historical and current performance. Adjusted EBITDA is intended to supplement and should be read together with the financial results. Adjusted EBITDA should not be considered an alternative or substitute for, and should not be considered superior to, the reported financial results. Accordingly, users of this financial information should not place undue reliance on the non-GAAP financial measure.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND

COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2024/2023

	Quarter Period				Year to Date
(In thousands, except per share data)	2024		2023		2024		2023
NET SALES	$1,649,383	100.0%	$1,827,637	100.0%	$5,190,308	100.0%	$5,694,031	100.0%

COST OF GOODS SOLD	1,350,971	81.9	1,463,237	80.1	4,203,075	81.0	4,571,235	80.3

GROSS PROFIT	298,412	18.1	364,400	19.9	987,233	19.0	1,122,796	19.7

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	183,341	11.1	195,649	10.7	578,555	11.1	595,035	10.5
OTHER LOSSES (GAINS), NET	(4,855)	(0.3)	1,419	0.1	(4,105)	(0.1)	5,224	0.1

EARNINGS FROM OPERATIONS	119,926	7.3	167,332	9.2	412,783	8.0	522,537	9.2

INTEREST AND OTHER	(14,184)	(0.9)	(6,177)	(0.3)	(36,353)	(0.7)	(13,043)	(0.2)

EARNINGS BEFORE INCOME TAXES	134,110	8.1	173,509	9.5	449,136	8.7	535,580	9.4

INCOME TAXES	32,491	2.0	39,326	2.2	100,186	1.9	125,031	2.2

NET EARNINGS	101,619	6.2	134,183	7.3	348,950	6.7	410,549	7.2

LESS NET (EARNINGS) LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,819)	(0.1)	(148)	—	(2,429)	—	316	—

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$99,800	6.1	$134,035	7.3	$346,521	6.7	$410,865	7.2

EARNINGS PER SHARE - BASIC	$1.64		$2.14		$5.66		$6.55

EARNINGS PER SHARE - DILUTED	$1.64		$2.10		$5.65		$6.45

COMPREHENSIVE INCOME	$102,411		$130,422		$340,632		$417,518

LESS COMPREHENSIVE (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,032)		820		397		(2,661)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$101,379		$131,242		$341,029		$414,857

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND

RECONCILIATION TO ADJUSTED EBITDA BY SEGMENT (UNAUDITED)

FOR THE THREE MONTHS ENDED SEPTEMBER 2024/2023

	Quarter Period 2024
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$635,571	$401,626	$534,625	$75,802	$1,759	$1,649,383
COST OF GOODS SOLD	542,516	330,381	422,967	61,350	(6,243)	1,350,971
GROSS PROFIT	93,055	71,245	111,658	14,452	8,002	298,412
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	54,113	49,352	69,046	13,696	(2,866)	183,341
OTHER	(2,870)	28	212	(1,791)	(434)	(4,855)
EARNINGS FROM OPERATIONS	41,812	21,865	42,400	2,547	11,302	119,926
INTEREST AND OTHER	(114)	81	—	(4,033)	(10,118)	(14,184)
EARNINGS BEFORE INCOME TAXES	41,926	21,784	42,400	6,580	21,420	134,110
INCOME TAXES	10,157	5,277	10,273	1,594	5,190	32,491
NET EARNINGS	$31,769	$16,507	$32,127	$4,986	$16,230	$101,619
INTEREST AND OTHER	(114)	81	—	(4,033)	(10,118)	(14,184)
INCOME TAXES	10,157	5,277	10,273	1,594	5,190	32,491
EXPENSES ASSOCIATED WITH SHARE-BASED COMPENSATION ARRANGEMENTS	1,116	1,575	1,822	140	3,416	8,069
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	(9)	28	(64)	(4)	(404)	(453)
DEPRECIATION EXPENSE	7,238	8,664	6,027	832	8,726	31,487
AMORTIZATION OF INTANGIBLES	998	2,216	703	1,536	433	5,886
ADJUSTED EBITDA	$51,155	$34,348	$50,888	$5,051	$23,473	$164,915

ADJUSTED EBITDA AS A PERCENTAGE OF NET SALES	8.0%	8.6%	9.5%	6.7%	*	10.0%
* Not meaningful

	Quarter Period 2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$730,353	$449,885	$583,960	$62,454	$985	$1,827,637
COST OF GOODS SOLD	625,730	355,924	439,152	43,084	(653)	1,463,237
GROSS PROFIT	104,623	93,961	144,808	19,370	1,638	364,400
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	57,019	52,524	75,293	13,919	(3,106)	195,649
OTHER	930	8	(45)	108	418	1,419
EARNINGS FROM OPERATIONS	46,674	41,429	69,560	5,343	4,326	167,332
INTEREST AND OTHER	26	10	(1)	(98)	(6,114)	(6,177)
EARNINGS BEFORE INCOME TAXES	46,648	41,419	69,561	5,441	10,440	173,509
INCOME TAXES	10,642	9,388	15,766	1,164	2,366	39,326
NET EARNINGS	$36,006	$32,031	$53,795	$4,277	$8,074	$134,183
INTEREST AND OTHER	26	10	(1)	(98)	(6,114)	(6,177)
INCOME TAXES	10,642	9,388	15,766	1,164	2,366	39,326
EXPENSES ASSOCIATED WITH SHARE-BASED COMPENSATION ARRANGEMENTS	1,314	1,686	1,685	184	3,324	8,193
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	35	8	(14)	(200)	(112)	(283)
DEPRECIATION EXPENSE	6,355	8,361	4,930	518	7,482	27,646
AMORTIZATION OF INTANGIBLES	1,133	2,175	703	563	380	4,954
ADJUSTED EBITDA	$55,511	$53,659	$76,864	$6,408	$15,400	$207,842

ADJUSTED EBITDA AS A PERCENTAGE OF NET SALES	7.6%	11.9%	13.2%	10.3%	*	11.4%
* Not meaningful

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND

RECONCILIATION TO ADJUSTED EBITDA BY SEGMENT (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 2024/2023

	Year to Date 2024
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$2,073,403	$1,261,248	$1,627,068	$224,219	$4,370	$5,190,308
COST OF GOODS SOLD	1,752,464	1,020,877	1,275,520	171,916	(17,702)	4,203,075
GROSS PROFIT	320,939	240,371	351,548	52,303	22,072	987,233
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	175,014	156,289	211,503	41,663	(5,914)	578,555
OTHER	(1,650)	1,455	292	(3,276)	(926)	(4,105)
EARNINGS FROM OPERATIONS	147,575	82,627	139,753	13,916	28,912	412,783
INTEREST AND OTHER	(386)	1,314	(25)	(8,826)	(28,430)	(36,353)
EARNINGS BEFORE INCOME TAXES	147,961	81,313	139,778	22,742	57,342	449,136
INCOME TAXES	33,193	17,841	31,194	5,072	12,886	100,186
NET EARNINGS	$114,768	$63,472	$108,584	$17,670	$44,456	$348,950
INTEREST AND OTHER	(386)	1,314	(25)	(8,826)	(28,430)	(36,353)
INCOME TAXES	33,193	17,841	31,194	5,072	12,886	100,186
EXPENSES ASSOCIATED WITH SHARE-BASED COMPENSATION ARRANGEMENTS	3,928	5,351	6,098	609	11,359	27,345
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	877	1,455	222	10	(1,026)	1,538
GAIN FROM REDUCTION OF ESTIMATED EARNOUT LIABILITY	—	(37)	(1,818)	—	—	(1,855)
DEPRECIATION EXPENSE	21,327	25,600	17,032	2,449	25,722	92,130
AMORTIZATION OF INTANGIBLES	2,994	6,624	2,108	4,573	1,322	17,621
ADJUSTED EBITDA	$176,701	$121,620	$163,395	$21,557	$66,289	$549,562

ADJUSTED EBITDA AS A PERCENTAGE OF NET SALES	8.5%	9.6%	10.0%	9.6%	*	10.6%
* Not meaningful

	Year to Date 2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$2,430,277	$1,424,546	$1,650,017	$185,841	$3,350	$5,694,031
COST OF GOODS SOLD	2,107,528	1,091,452	1,246,346	127,446	(1,537)	4,571,235
GROSS PROFIT	322,749	333,094	403,671	58,395	4,887	1,122,796
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	172,631	180,153	216,714	39,982	(14,445)	595,035
OTHER	2,975	(84)	1,190	1,452	(309)	5,224
EARNINGS FROM OPERATIONS	147,143	153,025	185,767	16,961	19,641	522,537
INTEREST AND OTHER	67	1,012	(7)	(4,467)	(9,648)	(13,043)
EARNINGS BEFORE INCOME TAXES	147,076	152,013	185,774	21,428	29,289	535,580
INCOME TAXES	34,382	35,567	43,275	4,979	6,828	125,031
NET EARNINGS	$112,694	$116,446	$142,499	$16,449	$22,461	$410,549
INTEREST AND OTHER	67	1,012	(7)	(4,467)	(9,648)	(13,043)
INCOME TAXES	34,382	35,567	43,275	4,979	6,828	125,031
EXPENSES ASSOCIATED WITH SHARE-BASED COMPENSATION ARRANGEMENTS	4,244	5,485	5,492	687	10,160	26,068
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	61	(85)	(45)	(140)	(256)	(465)
DEPRECIATION EXPENSE	18,585	24,038	14,192	1,479	22,138	80,432
AMORTIZATION OF INTANGIBLES	3,465	6,657	2,202	1,846	1,155	15,325
ADJUSTED EBITDA	$173,498	$189,120	$207,608	$20,833	$52,838	$643,897

ADJUSTED EBITDA AS A PERCENTAGE OF NET SALES	7.1%	13.3%	12.6%	11.2%	*	11.3%
* Not meaningful

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 2024/2023

(In thousands)
ASSETS	2024	2023	LIABILITIES AND EQUITY	2024	2023

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$1,190,807	$957,092	Accounts payable	$239,897	$253,065
Restricted cash	761	3,761	Accrued liabilities and other	322,031	347,231
Investments	38,935	37,062	Current portion of debt	44,103	1,539
Accounts receivable	650,869	697,555
Inventories	645,429	744,747
Other current assets	86,724	64,905

TOTAL CURRENT ASSETS	2,613,525	2,505,122	TOTAL CURRENT LIABILITIES	606,031	601,835

OTHER ASSETS	259,637	283,999	LONG-TERM DEBT AND FINANCE LEASE OBLIGATIONS	232,043	273,308
INTANGIBLE ASSETS, NET	501,641	476,271	OTHER LIABILITIES	180,465	173,390

			TEMPORARY EQUITY	5,527	6,788

PROPERTY, PLANT AND EQUIPMENT, NET	843,082	738,692	SHAREHOLDERS' EQUITY	3,193,819	2,948,763

TOTAL ASSETS	$4,217,885	$4,004,084	TOTAL LIABILITIES AND EQUITY	$4,217,885	$4,004,084

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED

SEPTEMBER 2024/2023

(In thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$348,950	$410,549
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	92,130	80,432
Amortization of intangibles	17,621	15,325
Expense associated with share-based and grant compensation arrangements	27,345	26,068
Deferred income taxes	(674)	113
Unrealized (gain) loss on investment and other	(3,201)	362
Equity in loss of investee	1,313	1,013
Net loss (gain) on sale, disposition and impairment of assets	1,538	(465)
Gain from reduction of estimated earnout liability	(1,855)	—
Changes in:
Accounts receivable	(102,355)	(82,883)
Inventories	81,238	230,559
Accounts payable and cash overdraft	37,391	49,093
Accrued liabilities and other	(1,779)	(18,363)
NET CASH FROM OPERATING ACTIVITIES	497,662	711,803

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(165,493)	(130,947)
Proceeds from sale of property, plant and equipment	3,795	2,211
Acquisitions, net of cash received and purchase of equity method investment	—	(52,488)
Purchase of remaining noncontrolling interest of subsidiary	(4,902)	—
Purchases of investments	(34,284)	(26,333)
Proceeds from sale of investments	13,782	22,101
Other	4,712	(2,092)
NET CASH USED IN INVESTING ACTIVITIES	(182,390)	(187,548)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	20,130	18,915
Repayments under revolving credit facilities	(20,477)	(21,929)
Repayments of debt	—	(29)
Repayment of debt on behalf of investee	(6,303)	—
Contingent consideration payments and other	(4,779)	(6,179)
Proceeds from issuance of common stock	2,122	2,087
Dividends paid to shareholders	(60,721)	(49,723)
Distributions to noncontrolling interest	(11,848)	(7,355)
Payments to taxing authorities in connection with shares directly withheld from employees	(17,838)	—
Repurchase of common stock	(141,122)	(62,076)
Other	55	65
NET CASH USED IN FINANCING ACTIVITIES	(240,781)	(126,224)

Effect of exchange rate changes on cash	(5,179)	3,199
NET CHANGE IN CASH AND CASH EQUIVALENTS	69,312	401,230

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,122,256	559,623

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,191,568	$960,853

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$1,118,329	$559,397
Restricted cash, beginning of period	3,927	226
All cash and cash equivalents, beginning of period	$1,122,256	$559,623

Cash and cash equivalents, end of period	$1,190,807	$957,092
Restricted cash, end of period	761	3,761
All cash and cash equivalents, end of period	$1,191,568	$960,853